================================================================================


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

            _______________________________________________________

                             REGISTRATION STATEMENT
                                  ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          COMMISSION FILE NO. 0-14278

                             MICROSOFT CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        WASHINGTON                                               91-1144442
(State or other jurisdiction                                   (IRS Employer
of incorporation or organization)                            Identification No.)


                               ONE MICROSOFT WAY
                        REDMOND, WASHINGTON  98052-6399
                                (206) 882-8080
--------------------------------------------------------------------------------
                  (Address, including zip code, and telephone
             number including area code, of registrant's principal
                               executive office)

                    ________________________________________

                               Robert A. Eshelman
                           Associate General Counsel
                               One Microsoft Way
                        Redmond, Washington  98052-6399
                                (206) 882-8080
--------------------------------------------------------------------------------
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                    ________________________________________

                       Copies of all communications to:
                                 Mark R. Beatty
                               Sophie Hager Hume
                           Preston Gates & Ellis LLP
                              5000 Columbia Center
                                701 Fifth Avenue
                        Seattle, Washington  98104-7078

                    ________________________________________


     Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the Selling Shareholder shall determine.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
                                     [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:

                                     [X]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8 (a), MAY DETERMINE.

                        CALCULATION OF REGISTRATION FEE

   Title of each class of        Amount to be         Proposed maximum              Proposed maximum                Amount of
 securities to be registered      registered*     offering price per share*      aggregate offering price*       registration fee**
 ---------------------------      ----------      ------------------------       ------------------------        ----------------
   Common Shares par value
         $.000025               154,898 shares           $144.75                       $22,421,485.50                $6,794.39

     *Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on July 16, 1997, as reported on the Nasdaq Stock Market.

                 The Index to Exhibits is located at Page II-5.


                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
AVAILABLE INFORMATION.................................................................      2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.....................................      2

THE COMPANY...........................................................................      3

SELLING SHAREHOLDERS..................................................................      3

LEGAL MATTERS.........................................................................      4

EXPERTS...............................................................................      5

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...      5

INFORMATION NOT REQUIRED IN PROSPECTUS................................................   II-1

SIGNATURES............................................................................   II-3

INDEX TO EXHIBITS.....................................................................   II-4

                                   PROSPECTUS
                                   ----------

                             MICROSOFT CORPORATION
                             154,898 Common Shares
                        Par Value of $.000025 Per Share
                   ________________________________________

     This Prospectus relates to up to 154,898 shares of common stock (the "Common Shares") of Microsoft Corporation, a Washington corporation ("Microsoft"), which may be offered from time to time by the selling shareholders named herein (the "Selling Shareholders"). Microsoft will not receive any of the proceeds from the sale of the Common Shares. Microsoft will bear the costs relating to the registration of the Common Shares estimated to be approximately $6,794.

     The Common Shares are registered as a result of (i) the merger of DX Acquisition, Inc., a Washington corporation and wholly owned subsidiary of Microsoft with and into Dimension X, a California corporation ("Dimension X") and (ii) the merger of Cooper & Peters, Inc., a Colorado corporation, with and into Microsoft (collectively, the "Mergers"). Pursuant to the Mergers, Microsoft agreed to register the Common Shares received by the Selling Shareholders in connection with the Mergers. In agreements related to the Mergers, each Selling Shareholder entered into an investment agreement with Microsoft (the "Investment Agreement").

     Microsoft has been advised by each Selling Shareholder that, subject to the terms of the Investment Agreement, each Selling Shareholder expects to offer his, her or its Common Shares to or through brokers and dealers and underwriters to be selected by the Selling Shareholder from time to time. In addition, the Common Shares may be offered for sale through the Nasdaq Stock Market, in the over-the-counter market, through a market maker, in one or more private transactions, or a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices.
Each Selling Shareholder may pledge all or a portion of the Common Shares owned by him, her or it as collateral in loan transactions. Upon default by any such Selling Shareholder, the pledgee in such loan transaction would have the same rights of sale as such Selling Shareholder under this Prospectus. Each Selling Shareholder also may enter into exchange traded listed option transactions which require the delivery of the Common Shares listed hereunder. Subject to the terms of the Investment Agreement, each Selling Shareholder may also transfer Common Shares owned by him, her or it in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Shareholder under this Prospectus. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "1933 Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. Finally, each Selling Shareholder and any brokers and dealers through whom sales of the Common Shares are made may be deemed to be "underwriters" within the meaning of the 1933 Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     The Common Shares are traded on the Nasdaq Stock Market under the symbol MSFT. The average of the high and low prices of the Common Shares as reported on the Nasdaq Stock Market on July 16, 1997 was $144.75 per Common Share.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
                AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                    ________________________________________

                  The date of this Prospectus is July 22, 1997

     All of the securities to be registered hereby are to be offered for the account of security holders.

                             AVAILABLE INFORMATION


     Microsoft is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and files reports and other information with the Securities and Exchange Commission (the "Commission") in accordance therewith. Such reports, proxy statements, and other information filed by Microsoft are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth St., N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Microsoft, that file electronically with the Commission. The Common Shares are traded as "National Market Securities" on the Nasdaq National Market. Material filed by Microsoft can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

                    ________________________________________

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The following documents filed by Microsoft with the Commission are incorporated by reference in this Prospectus:


     1.   Microsoft's Annual Report on Form 10-K for the year ended June 30,
1997.

     2.   Microsoft's Proxy Statement dated September 27, 1996.

     3. Microsoft's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

     4. Microsoft's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

     5. Microsoft's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     6. The description of the Common Stock of Microsoft which is contained in the registration statement of Microsoft filed on Form S-3, dated December 13, 1996.

     All documents filed by Microsoft pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

     Microsoft hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399, telephone number (206) 882-8080.

     No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information and representation must not be relied upon as having been authorized by Microsoft. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Microsoft since the date hereof.

                    ________________________________________

     This Prospectus constitutes a part of a Registration Statement which Microsoft has filed with the Commission under the 1933 Act, with respect to the Common Shares. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related Exhibits thereto for further information with respect to Microsoft and the securities offered hereby. Such additional information can be obtained from the Commission's office in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                  THE COMPANY

     Microsoft was founded as a partnership in 1975 and incorporated in 1981. Microsoft develops, manufactures, licenses, sells, and supports a wide range of software products, including operating systems for personal computers ("PCs") and servers; server applications for client/server environments; business and consumer productivity applications; software development tools; and Internet and intranet software and technologies. Microsoft has recently expanded its interactive content efforts, including MSN(TM), The Microsoft Network online service, various Internet-based services, and entertainment and information software programs. Microsoft also sells personal computer books and input devices and researches and develops advanced technologies for future software products. Microsoft(R) products are available for most 16-bit and 32-bit microprocessor-based PCs, including PCs from AST Research, Acer, Apple, Compaq, Dell, Digital Equipment Corporation, Fujitsu, Gateway 2000, Hewlett-Packard, International Business Machines (IBM), NEC, Olivetti, Packard Bell, Siemens, Toshiba, and Vobis. The Company develops most of its software products internally. Microsoft's business strategy emphasizes the development of a broad line of PC and server software products for business and personal use, marketed through multiple channels of distribution.

     Microsoft is a Washington corporation and its principal executive offices are located at One Microsoft Way, Redmond, Washington 98052-6399, its telephone number is (206) 882-8080 and its electronic mail address is msft@microsoft.com.

                              SELLING SHAREHOLDERS

     All of the Common Shares described in this Prospectus will be owned immediately after registration by the individuals listed below. All of the shares offered below were acquired in connection with the Mergers. Certain of the Selling Shareholders, indicated with an asterisk (*), have recently become employees of Microsoft and one Selling Shareholder, indicated with a double asterisk (**) has been an employee of Microsoft since December 1996. Otherwise, none of the Selling Shareholders has a material relationship with Microsoft.


                                           Microsoft Common             Number of Common
           Name of                        Shares Owned Prior            Shares Received                 Shares
   Selling Shareholders(1)                  to Offering(2)               From Microsoft                  Owned
   --------------------                     -------------                --------------                  -----
Albright, Amy and Aaron                          0                              957                         957
Ashby, Shirley K.                                0                              107                         107
Brownfield, Michael S.                           0                            1,974                       1,974
Butz, Chris                                      0                               14                          14
Choy, Susan                                      0                              359                         359
Conway, R. & G., as Trustees                     0                            1,150                       1,150
Cooper, Kenneth B.*                              0                            8,268                       8,268
Dahan, Elliott**                                 0                              112                         112
Devereaux, Daniel R., Esq.                       0                              531                         531
Dimmer, John C.                                  0                            7,896                       7,896
Fraize, Scott                                    0                            5,260                       5,260
Fry, Gregory                                     0                            9,573                       9,573

                                           Microsoft Common           Number of Common
           Name of                        Shares Owned Prior           Shares Received                 Shares
   Selling Shareholders(1)                  to Offering(2)             From Microsoft                  Owned
   -----------------------                  --------------             --------------                  -----
Gill, Gerald E.                                      0                         54                        54
Holloman, Walter G., M.D.                            0                        504                       504
Howe, William O.                                     0                        531                       531
Irvin, William M., M.D.                              0                        191                       191
Jackson, Sue                                    10,000                      2,767                    12,767
Jacob, Karl, III*                                    0                     19,144                    19,144
Jacob, Karl, Jr. and  Katherine B.                   0                     19,358                    19,358
Karns, B. Lee and Lucile, Trust                      0                     18,010                    18,010
Karns, Bradford L.                                   0                     19,144                    19,144
Karns, Robert Shane & Deborah                        0                        957                       957
Kenyon, David and Meredith                       1,100                      3,176                     4,276
King, Robert L. and Catherine Z.                     0                         75                        75
Kresko, Robert E.                                    0                        213                       213
Krettek, John E., Jr.                                0                        107                       107
Laurel, Christopher J.*                              0                      8,393                     8,393
Luedke, Dan and Susan                              100                        107                       207
Luther, George A. and Dorothy G.                     0                         54                        54
Mandel, Alfred J.                                    0                        531                       531
Nolan, William T. and Christine W.                 600                        531                     1,131
Oberhuber, Lukas                                     0                        861                       861
Oki, Scott D.                                1,200,880                      1,974                 1,202,854
Peregrine Company Managers Limited                   0                      1,150                     1,150
Peters, Ted A.*                                      0                      8,268                     8,268
Pool, David                                          0                      7,896                     7,896
Sasser, William F.                                   0                         54                        54
Schaerer, Jacques P. and Cheryl L.                   0                         54                        54
Schmitz, Patrick L.*                                 0                        861                       861
Sertl, George O. and Carmen R.                       0                        266                       266
Spalding, Donald G.                                  0                        213                       213
Stern, Walter G., Trustee                            0                        531                       531
Tookoian, Hagop and Susan                            0                         75                        75
Walendowski, Alan                                    0                         63                        63
Watkins, Ryan*                                       0                      2,584                     2,584
                                             ---------                    -------                  --------
          Total                              1,212,680                    154,898                 1,367,578

     (1) None of the Selling Shareholders held any office with Microsoft during the last three years.

     (2) All amounts are less than 1% of the issued and outstanding shares of common stock of Microsoft.

                        ________________________________

                                 LEGAL MATTERS

     The validity of the Common Shares offered hereby will be passed upon for Microsoft by Preston Gates & Ellis LLP, 5000 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104. As of the date hereof, attorneys in Preston Gates & Ellis LLP who have worked on substantive matters for Microsoft own less than 250,000 Common Shares.

                                    EXPERTS

     The consolidated financial statements of Microsoft as of June 30, 1996, and 1995 and for each of the three years in the period ended June 30, 1996, incorporated by reference in this Prospectus from Microsoft's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Article XII of Microsoft's Restated Articles of Incorporation authorizes Microsoft to indemnify any present or former director, officer, employee, or agent of Microsoft, or a person serving in a similar post in another organization at the request of Microsoft, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Washington Business Corporation Act ("WBCA"), public policy or other applicable law. Chapter 23B.08.510 and .570 of the WBCA authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

     In addition, Microsoft maintains directors' and officers' liability insurance under which Microsoft's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
------------------------------------------------------

     The expenses relating to the registration of Shares will be borne by the registrant. Such expenses are estimated to be as follows:

         Registration Fee--
         Securities and Exchange Commission      $ 6,794
         Accountants' Fees                       $ 3,750
         Legal Fees                              $ 5,000
         Miscellaneous                           $ 1,000
                                                 =======
                 Total                           $16,544

Item 15.  Indemnification of Directors and Officers.
---------------------------------------------------

     Article XII of the Restated Articles of Incorporation of Microsoft authorizes Microsoft to indemnify any present or former director or officer to the fullest extent not prohibited by the WBCA, public policy or other applicable law. Chapter 23B.8.510 and .570 of the WBCA authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

     The directors and officers of Microsoft are entitled to indemnification by each of the Selling Shareholders against any cause of action, loss, claim, damage, or liability to the extent it arises out of or is based upon the failure of any Selling Shareholder (or his donees, legatees, or pledgees) and each underwriter to comply with the Prospectus delivery requirements under the federal securities laws or any applicable state securities laws or upon any untrue statement or alleged untrue statement or omission or alleged omission made in this Registration Statement and the Prospectus contained herein, as the same shall be amended or supplemented, made in reliance upon or in conformity with written information furnished to Microsoft by such Selling Shareholder or such underwriter.

     In addition, Microsoft maintains directors' and officers' liability insurance under which Microsoft's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 16.  List of Exhibits.
--------------------------

     The Exhibits to this registration statement are listed in the Index to Exhibits on page II-4.

Item 17.  Undertakings.
----------------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Microsoft pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   [Remainder of Page Intentionally Omitted]

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington on July 22, 1997.

                                    MICROSOFT CORPORATION

                                    /s/ William H. Gates III
                                    ------------------------
                                    William H. Gates III
                                    Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Gates III, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                        Dated
                                                                        -----

/s/ William H. Gates III        Chairman, Chief Executive           July 22, 1997
-----------------------------   Officer, Director (Principal
William H. Gates III            Executive Officer)

/s/ Michael W. Brown            Vice President, Finance; Chief      July 22, 1997
-----------------------------   Financial Officer (Principal
Michael W. Brown                Financial and Accounting
                                Officer)

/s/ Paul G. Allen               Director                            July 22, 1997
-----------------------------
Paul G. Allen

/s/ Richard A. Hackborn         Director                            July 22, 1997
-----------------------------
Richard A. Hackborn

/s/ David F. Marquardt          Director                            July 22, 1997
-----------------------------
David F. Marquardt

/s/ Robert D. O'Brien           Director                            July 22, 1997
-----------------------------
Robert D. O'Brien

/s/ William G. Reed, Jr.        Director                            July 22, 1997
-----------------------------
William G. Reed, Jr.

/s/ Jon A. Shirley              Director                            July 22, 1997
-----------------------------
Jon A. Shirley

/s/ Jill E. Barad               Director                            July 22, 1997
-----------------------------
Jill E. Barad

                               INDEX TO EXHIBITS

Exhibit No.            Description                                             Page or Footnote
-----------            -----------                                             ----------------

3.1              Restated Articles of Incorporation                            See footnote /(1)/

3.2              Bylaws                                                        See footnote /(2)/

5                Opinion of Counsel re: legality                               See attached.

13               1996 Annual Report to Shareholders                            See footnote /(3)/

23.1             Consent of Deloitte & Touche LLP as Independent Accountants   See attached.

23.2             Consent of Preston Gates & Ellis LLP                          See footnote /(4)/

24               Power of Attorney                                             See page II-3

------------------

/(1)/ Incorporated by reference to Exhibit 4.1 to Post-Effective Amendment Number 3 to Microsoft's Registration Statement on Form S-3 (Commission File Number 333-17143), filed March 10, 1997.

/(2)/ Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1994.

/(3)/ Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1996.

/(4)/  Contained within Exhibit 5